FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Tammy Nystuen	Frank Milano
(763) 551-7496	(763) 551-6908
tamara.nystuen@selectcomfort.com	frank.milano@selectcomfort.com

SELECT COMFORT REPORTS 46 PERCENT INCREASE IN EARNINGS PER SHARE
Net sales increase 22 percent, same-store sales increase 16 percent;
Company raises full year earnings guidance to reflect strong second quarter performance

MINNEAPOLIS –(July 25, 2006) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer(1) and creator of the Sleep Number® bed, today reported results for the fiscal second quarter ended July 1, 2006. Second quarter earnings per share totaled $0.19 per diluted share, an increase of 46 percent compared to $0.13 per diluted share in the second quarter of 2005. Net sales increased 22 percent to $188.6 million and net income increased 37 percent to $10.7 million, compared to net sales of $154.5 million and net income of $7.9 million in the second quarter of 2005. All earnings per share data reflects the company’s 3-for-2 stock split that took effect on June 8.

Earnings for the first six months of 2006 totaled $0.40 per diluted share, an increase of 43 percent compared to $0.28 per diluted share in 2005. Net sales for the first six months of 2006 increased 23 percent to $401.4 million and net income increased 36 percent to $22.5 million, compared to net sales of $327.4 million and net income of $16.5 million in 2005.

Net income and earnings per share in 2005 did not include stock option expense. If second quarter 2005 results had included the effects of stock option expense, then earnings would have been $0.12 per diluted share in the prior year, and second quarter 2006 earnings of $0.19 per diluted share would represent earnings growth of 58 percent. On a year-to-date basis, 2005 earnings would have been $0.25 per diluted share, and 2006 earnings of $0.40 per diluted share would represent earnings growth of 60 percent. A reconciliation of this non-GAAP financial measure accompanies this press release.

“The company’s second quarter performance is particularly gratifying in this challenging consumer and retail environment and once again demonstrates the breadth and strength of our multi-channel distribution. Our distribution expansion provides convenient channel alternatives for consumers and enables us to maintain sales growth rates well in excess of industry averages,” said Bill McLaughlin, Select Comfort chairman and chief executive officer. “We successfully leveraged productivity advances and controlled costs, which led to significant margin expansion this quarter. We believe we will continue to achieve margin gains over the balance of the year while continuing to invest in long-term growth initiatives intended to sustain the company’s superior growth rates.”

Quarterly Highlights
•	Diluted earnings per share growth of 46 percent
•	Net sales growth of 22 percent
•	Same-store sales growth of 16 percent
•	Operating profit margin expansion from 7.9 percent to 8.7 percent
•	Initiated stock repurchases under the $150 million buy-back authorization
•	Completed staffing objectives to strengthen the company’s IT and R&D functions

The company’s ongoing efforts to offer consumers convenient choices for where to purchase their Sleep Number® bed has resulted in net sales growth in excess of 20 percent for six consecutive quarters and 17 of the past 18 quarters. Several channels exhibited significant net sales growth rates in the second quarter, including:
•	Retail sales increased 25 percent, including same-store sales growth of 16 percent
•	e-Commerce sales increased 41 percent, reflecting the seventh consecutive quarterly increase of 25 percent or more
•	Retail partner sales, reflected within total wholesale channel sales, increased 53 percent

During the quarter, the company successfully opened 10 company-owned stores to end the quarter at 412 stores, up from 396 stores as of December 31, 2005, and on track to meet the company’s stated goal of between 40 and 45 net new stores in 2006. In addition, the company added 65 doors to its retail partner program to end the quarter with 492 retail partner doors, up from 308 doors as of December 31, and on track to meet the company’s goal of doubling its retail partner program to between 600 and 650 doors at year-end.

Operating margins improved to 8.7 percent of revenue, compared to 7.9 percent in the second quarter of 2005. The increase reflects a 310 basis point improvement in the gross margin percentage. Offsetting the improvement were stock option expense, investments in sales and marketing initiatives and costs related to the development of the company’s long-term strategic plan.

Gross margins increased to 61.0 percent of revenue, compared to 57.9 percent in the second quarter of 2005. Gross margins in company-owned sales channels – which includes retail, e-commerce and direct – increased to 62.3 percent from 60.3 percent in the second quarter of 2005. The margin improvements reflect higher unit volumes, higher average selling prices and productivity gains in both manufacturing and logistics which more than offset increased commodity costs.

Sales and marketing expenses, which includes retail store expenses, totaled $78.6 million, or 41.7 percent of net sales, compared to 41.4 percent of net sales in the second quarter of 2005. Media spending increased 18 percent to $22.8 million in the second quarter, and on a year-to-date basis, media expenditures have increased 21 percent to $54.4 million. The company expects to continue to expand media investments, which are planned to exceed $105 million in 2006.

Cash and investments totaled $94.3 million at the end of the quarter, a decrease of $17.8 million compared to the balance at December 31. On a year-to-date basis, the decrease in cash reflects $23.8 million used for the repurchase of approximately one million shares of common stock and capital expenditures of $14.0 million. Since the end of the first quarter, the company has invested $9.3 million to repurchase an additional 431,000 shares of common stock under the $150 million buy-back program authorized in May.

Outlook - Increased Expectations for 2006
As a result of the continued strong performance in the second quarter, the company is increasing its earnings per share guidance for 2006 by $0.02 to between $0.93 and $0.97 per diluted share. This guidance includes an estimated $0.08 per share in stock option expense. The company’s outlook represents full year earnings growth of between 33 percent and 38 percent, excluding the effects of expensing stock options. Revenue guidance for 2006 remains unchanged, at or above the high-end of the company’s stated long-term revenue growth targets of between 15 and 20 percent.

The company’s long-term targets, which extend beyond 2006, remain unchanged:
•	Sales growth of between 15 and 20 percent;
•	Earnings growth of between 20 and 25 percent, and
•	Same-store sales growth of between 7 and 12 percent.
•	Sales in 2007 of $1 billion with operating margins of 12 percent, before consideration of stock option expense resulting from the implementation of FAS123R.

Conference Call
Management will host its regularly scheduled conference call to discuss the company’s results and 2006 outlook at 5:00 p.m. Eastern Time (4:00 p.m. Central; 2:00 p.m. Pacific) on Tuesday, July 25, 2006. To listen to the webcast, please access the investor relations area of the company’s website at: www.selectcomfort.com.
A replay will remain available through August 11, 2006, by dialing 402-998-0456. The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort
Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 30 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. Select Comfort's products are sold through more than 400 company-owned retail stores located nationwide; through selected furniture retailers and specialty bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; uncertainties arising from global events; consumer confidence; effectiveness of our advertising and promotional efforts; our ability to secure suitable retail locations; our ability to attract and retain qualified sales professionals and other key employees; our ability to successfully expand distribution through independent retailers; consumer acceptance of our products, product quality, innovation and brand image; our ability to continue to expand and improve our product line; industry competition; warranty expenses; risks of potential litigation; our dependence on significant suppliers, and the vulnerability of any suppliers to commodity shortages, inflationary pressures, labor negotiations, liquidity concerns or other factors; uncertainties related to the supply of foam used to manufacture our products; rising commodity costs; and increasing government regulations, including new flammability standards for the bedding industry. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

(1) Top Bedding Specialists, Furniture Today, May 29, 2006.

# # #

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	July 1,	% of	July 2,	% of
	2006	Net Sales	2005	Net Sales

Net sales	$188,641	100.0%	$154,520	100.0%
Cost of sales	73,504	39.0%	65,030	42.1%
Gross profit	115,137	61.0%	89,490	57.9%
Operating expenses:
Sales and marketing	78,638	41.7%	64,048	41.4%
General and administrative	20,037	10.6%	13,261	8.6%
Operating income	16,462	8.7%	12,181	7.9%
Other income:
Interest income	761	0.4%	665	0.4%
Income before income taxes	17,223	9.1%	12,846	8.3%
Income tax expense	6,482	3.4%	4,984	3.2%
Net income	$10,741	5.7%	$7,862	5.1%

Net income per share – basic	$0.20		$0.15

Net income per share – diluted	$0.19		$0.13

Reconciliation of weighted average
shares outstanding:
Basic weighted average shares outstanding	53,405		53,722
Effect of dilutive securities:
Options	2,618		2,576
Warrants	25		1,958
Restricted shares	197		300
Dilutive weighted average shares outstanding	56,245		58,556

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Six Months Ended
	July 1,	% of	July 2,	% of
	2006	Net Sales	2005	Net Sales

Net sales	$401,371	100.0%	$327,352	100.0%
Cost of sales	157,153	39.2%	135,765	41.5%
Gross profit	244,218	60.8%	191,587	58.5%
Operating expenses:
Sales and marketing	170,140	42.4%	139,073	42.5%
General and administrative	39,311	9.8%	26,685	8.2%
Operating income	34,767	8.7%	25,829	7.9%
Other income:
Interest income	1,630	0.4%	1,138	0.3%
Income before income taxes	36,397	9.1%	26,967	8.2%
Income tax expense	13,922	3.5%	10,463	3.2%
Net income	$22,475	5.6%	$16,504	5.0%

Net income per share – basic	$0.42		$0.31

Net income per share – diluted	$0.40		$0.28

Reconciliation of weighted average
shares outstanding:
Basic weighted average shares outstanding	53,418		53,711
Effect of dilutive securities:
Options	2,740		2,631
Warrants	51		1,959
Restricted shares	187		281
Dilutive weighted average shares outstanding	56,396		58,582

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited – in thousands, except per share amounts)

	July 1,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$-	$32,863
Marketable securities – current	38,306	24,122
Accounts receivable, net of allowance for doubtful accounts
of $629 and $552, respectively	17,636	10,109
Inventories	25,182	21,982
Prepaid expenses	17,916	9,841
Deferred tax assets	6,832	6,139
Total current assets	105,872	105,056

Marketable securities – non-current	55,971	55,102
Property and equipment, net	58,595	53,866
Deferred tax assets	14,193	11,256
Other assets	3,538	3,554
Total assets	$238,169	$228,834

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$35,419	$31,655
Customer prepayments	9,534	14,718
Accruals:
Sales returns	4,533	5,403
Compensation and benefits	20,904	24,839
Taxes and withholding	4,363	9,624
Other	10,436	8,659
Total current liabilities	85,189	94,898

Other long-term accrued liabilities	14,756	12,589
Total liabilities	99,945	107,487

Common shareholders' equity:
Undesignated preferred stock; 7,500 shares authorized, no
shares issues and outstanding	-	-
Common stock, $.01 par value; 142,500 shares authorized,
53,922 and 53,598 shares issued and outstanding, respectively	539	536
Additional paid-in capital	51,253	56,854
Retained earnings	86,432	63,957
Total shareholders’ equity	138,224	121,347
Total liabilities and shareholders’ equity	$238,169	$228,834

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)

	Six Months Ended
	July 1,	July 2,
	2006	2005

Cash flows from operating activities:
Net income	$22,475	$16,504
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	9,247	7,554
Share-based compensation	3,972	301
Excess tax benefits from stock option exercises	-	1,865
Changes in deferred tax assets	(3,630)	(1,560)
Change in operating assets and liabilities:
Accounts receivable	(7,527)	(3,063)
Inventories	(3,200)	(2,793)
Prepaid expenses	(363)	(4,657)
Other assets	(2)	30
Accounts payable	3,764	2,571
Accrued sales returns	(870)	(672)
Accrued compensation and benefits	(3,935)	2,572
Accrued taxes and withholding	(5,261)	(2,948)
Consumer prepayments	(5,184)	2,098
Other accruals and liabilities	3,944	1,644
Net cash provided by operating activities	13,430	19,446
Cash flows from investing activities:
Purchases of property and equipment	(13,958)	(11,565)
Investments in marketable securities	(28,718)	(11,088)
Proceeds from maturity of marketable securities	13,665	15,125
Net cash used in investing activities	(29,011)	(7,528)
Cash flows from financing activities:
Repurchases of common stock	(23,750)	(12,384)
Proceeds from issuance of common stock	6,468	5,995
Net cash used in financing activities	(17,282)	(6,389)

(Decrease) increase in cash and cash equivalents	(32,863)	5,529
Cash and cash equivalents, at beginning of period	32,863	15,066
Cash and cash equivalents, at end of period	$-	$20,595

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Pro Forma Net Income
(unaudited – in thousands, except per share amounts)

The non-GAAP financial measures used in this press release quantify the impact of adopting Financial Accounting Standards Board (FASB) Statement of Accounting Standards No. 123 (Revised 2004), Share-Based Payments (SFAS No. 123R) related to the expensing of stock option compensation and are referred to as Pro Forma reporting. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these non-GAAP financial measures to be helpful in assessing the Company's ongoing operating results. In addition, these non-GAAP financial measures facilitate our internal comparisons to historical operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing greater transparency related to supplemental information we use in our financial and operational analysis.

Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2006	2005	2006	2005

Net income, as reported	$10,741	$7,862	$22,475	$16,504
Add: Total stock option compensation expense
determined under fair value method, net of
related tax effects	-	(845)	-	(1,601)
Adjusted net income, pro forma	$10,741	$7,017	$22,475	$14,903

Earnings per share:
Basic – as reported	$0.20	$0.15	$0.42	$0.31
Basic – pro forma	0.20	0.13	0.42	0.28
Diluted – as reported	$0.19	$0.13	$0.40	$0.28
Diluted – pro forma	0.19	0.12	0.40	0.25
Weighted average shares outstanding:
Basic – as reported	53,405	53,722	53,418	53,711
Diluted – as reported	56,245	58,556	56,396	58,582

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited – in thousands)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2006	2005	2006	2005

Percent of sales:
Retail	74.9%	73.2%	76.7%	74.9%
Direct	10.5%	12.2%	10.2%	12.2%
E-Commerce	5.6%	4.8%	5.4%	4.7%
Wholesale	9.0%	9.8%	7.7%	8.2%
Total	100.0%	100.0%	100.0%	100.0%

Sales growth rates:
Same-store sales growth	16%	11%	17%	14%
Net new stores	9%	7%	8%	7%
Retail total	25%	18%	25%	21%
Direct	5%	24%	3%	20%
E-Commerce	41%	32%	40%	28%
Wholesale	13%	88%	16%	62%
Total	22%	24%	23%	24%

Stores open:
Beginning of period	402	370	396	370
Opened	10	8	18	13
Closed	-	(9)	(2)	(14)
End of period	412	369	412	369

Retail partner doors	492	121	492	121

Other metrics:
Average sales per store ($000s) *	$1,532	$1,330
Average sales per square foot ($s) *	$1,333	$1,207
Stores > $1 million sales *	83%	71%
Average sales per mattress unit
(Q2 Company-owned channels; $s)	$2,187	$1,953
Return on equity (trailing twelve months)	37.6%	28.9%
Cash and investments	$94,277	$93,235

* trailing twelve months for stores open at least one year